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Mergers

         1. The following funds of Goldman Sachs Trust ("GST") acquired the assets and liabilities of the seven portfolios offered by the First Funds ("FF") as follows (the "Reorganization"):

 GST Funds                                      Corresponding FF Portfolio

 Structured country-regionplaceU.S. Equity Fund Core Equity Portfolio
 Structured Small Cap Equity Fund               Capital Appreciation Portfolio
 Core Fixed Income Fund                         Intermediate Bond Portfolio
 StateplaceTennessee Municipal Fund             StateplaceTennessee Tax-Free
                                                Portfolio
 Financial Square Money Market Fund             Cash Reserve Portfolio
 Financial Square Government Fund               country-regionplaceU.S.
                                                Government Money Market
 Financial Square Tax-Free Money Market Fund    Portfolio
                                                Municipal Money Market Portfolio

         With regard to the circumstances and the details of the Reorganization, GST incorporates herein by reference the definitive Combined Proxy Statement/Prospectus dated April 12, 2006 and Statement of Additional Information dated April 12, 2006, each as filed electronically with the Securities and Exchange Commission ("SEC") on April 11, 2006, (Accession No. 0000950123-06-004525) (the "Proxy Soliciting Materials").

         The following information is provided in response to questions not addressed in the Proxy Soliciting Materials:

                  (a) The Reorganization with respect to the FF Core Equity Portfolio, Capital Appreciation Portfolio, Intermediate Bond Portfolio, Tennessee Tax-Free Portfolio, Cash Reserve Portfolio, U.S. Government Money Market Portfolio and the Municipal Money Market Portfolio closed on dateYear2006Day11Month5June 5, 2006.

                  (b) An Agreement and Plan of Reorganization was approved by each foregoing FF Portfolio at a Special Meeting of Shareholders of FF held on dateYear2006Day11Month5June 2, 2006. FF's Board of Trustees approved the Agreement and Plan of Reorganization and fund transactions at a meeting held on dateYear2006Day11Month5December 12, 2005 and approved amendments to the agreement on dateYear2006Day11Month5April 7, 2006. GST's Board of Trustees approved the Agreement and Plan of Reorganization and fund transactions at a meeting held on dateYear2006Day11Month5December 14, 2005 and approved amendments to the agreement on dateYear2006Day11Month5April 7, 2006.

                  (c) It is GST's understanding that FF will file with the SEC an Application pursuant to Section 8(f) of the Investment Company Act of 1940 and Rule 8f-1 thereunder, for an Order declaring that it has ceased to be an investment company. Upon receipt of the Order, it is expected that FF will terminate its existence under state law.

                  2. The International Equity Fund of Goldman Sachs Trust ("GST") acquired the assets and liabilities of the European Equity Fund of GST.

         With regard to the circumstances and the details of the Reorganization, GST incorporates herein by reference the definitive Combined Proxy Statement/Prospectus dated July 7, 2006, and Statement of Additional Information dated July 7, 2006, each as filed electronically with the Securities and Exchange Commission ("SEC") on July 12, 2006, (Accession No.
0000950123-06-008871) (the "Proxy Soliciting Materials").

                  The following information is provided in response to questions not addressed in the Proxy Soliciting Materials:

                  (a) The Reorganization with respect to the European Equity Fund closed on dateYear2006Day11Month5August 28, 2006.

                  (b) A Plan of Reorganization was approved by the European Equity Fund at a Special Meeting of Shareholders of the European Equity Fund held on dateYear2006Day11Month5August 25, 2006. GST's Board of Trustees approved the Agreement and Plan of Reorganization and fund transactions at a meeting held on dateYear2006Day11Month5May 11, 2006.

                  (c) Not Applicable.